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                                                                    EXHIBIT 10.4

                              AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

      THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made and entered into as of September 19, 2001 by and among ADEZA BIOMEDICAL CORPORATION (the "Company"), the undersigned holders of capital stock of the Company (the "Investors") and the undersigned purchasers of Series 5 Preferred Stock of the Company (the "Purchasers"). The Investors and the Purchasers are sometimes collectively referred to as the "Stockholders."

                                    RECITALS

      A. The Company will issue to the Purchasers an aggregate of up to 3,250,000 shares of Series 5 Preferred Stock pursuant to a Series 5 Preferred Stock Purchase Agreement of even date herewith (the "Series 5 Agreement").

      B. The Investors hold shares of: (i) Series 1 Preferred Stock issued as part of a recapitalization of the Company in which all shares of Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock were converted into shares of Series 1 Preferred Stock; (ii) Series 2 Preferred Stock issued pursuant to a Series 2 Preferred Stock Purchase Agreement dated December 21, 1994; (iii) Series 3 Preferred Stock issued pursuant to a Series 3 Preferred Stock Purchase Agreement dated November 8, 1996; (iv) Series 4 Preferred Stock issued pursuant to a Series 4 Preferred Stock Purchase Agreement dated September 29, 2000; and (v) shares of Common Stock of the Company issued or issuable upon conversion of the foregoing Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock and Series 4 Preferred Stock. The Company and the Investors are also parties to an Amended and Restated Investors' Rights Agreement dated September 29, 2000 (the "Prior Rights Agreement"), pursuant to which the Company granted to such Investors certain registration rights and rights of first offer.

      C. The Purchasers have required that certain registration rights be granted to them with respect to the securities of the Company to be acquired.

      D. The Company, the Investors and the Purchasers wish to amend and replace the Prior Rights Agreement with this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties agree as follows:

      1. Integration. Effective upon the execution of this Agreement by Investors holding the requisite number of shares of Preferred Stock necessary to terminate the Prior Rights Agreement and the closing of the sale and issuance of Series 5 Preferred Stock pursuant to the Series 5 Agreement, and subject only to the conditions set forth therein, all rights and covenants contained in the Prior Rights Agreement shall be terminated and replaced in their

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entirety by the rights and covenants in this Agreement. The rights and covenants of this Agreement set forth the sole and entire agreement among the Company, the Investors and the Purchasers on the subject matter hereof and supersede any prior agreements; provided that this Agreement does not amend or replace those certain side letters entered into by and among the Company and certain
Purchasers dated as of September 29, 2000 or of even date herewith.

      2.    Restrictions On Transfer; Registration Rights.

            2.1   Definitions. As used herein:

                  (a) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

                  (b) For the purposes hereof, the term "Registrable Securities" means shares of (i) any and all Common Stock of the Company issued or issuable (A) upon conversion of shares of the Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, or Series 5 Preferred Stock of the Company, which have not been previously resold to the public in a registered public offering, (B) upon exercise of those certain Stock Purchase Warrants issued to certain of the Investors pursuant to the transactions in connection with the Series 3 Preferred Stock Purchase Agreement dated November 8, 1996, among the Company and such Investors, or upon the conversion of the shares of Series 3 Preferred Stock issued or issuable upon exercise of such warrants, or (C) upon exercise of those certain Stock Purchase Warrants issued to certain other of the Investors pursuant to a Note and Warrant Purchase Agreement dated December 22, 1998, among the Company and such Investors, or upon the conversion of the shares of Series 3 Preferred Stock issued or issuable upon exercise of such warrants, (ii) stock issued with respect to or in any exchange for or in replacement of stock included in subparagraph (i) above which have not been previously resold to the public in a registered public offering, or (iii) stock issued in respect of the stock referred to in (i) and (ii) above as a result of a stock split, stock dividend or the like, which have not been previously resold to the public in a registered public offering.

                  (c) For the purposes of Sections 2.2(c) and 6.1 hereof, the term "Series 3, 4 and 5 Registrable Securities" means shares of (i) any and all Common Stock of the Company issued or issuable upon conversion of shares of Series 3 Preferred Stock, Series 4 Preferred Stock or Series 5 Preferred Stock of the Company, which have not been previously resold to the public in a registered public offering, (ii) stock issued with respect to or in any exchange for or in replacement of stock included in subparagraph (i) above which have not been previously resold to the public in a registered public offering, or (iii) stock issued in respect of the stock referred to in (i) and (ii) above as a result of a stock split, stock dividend or the like, which have not been previously resold to the public in a registered public offering.

                  (d) The terms "Holder" or "Holders" mean any person or persons to whom Registrable Securities (and with regard to Section 2.2(c) only, the Holder or Holders of

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Series 3, 4 and 5 Registrable Securities) were originally issued and who execute this Agreement or qualifying transferees under Section 5 hereof who hold Registrable Securities.

                  (e) The term "Initiating Holders" means any Holder or Holders of in the aggregate at least 40% of the Registrable Securities which have not been previously resold to the public in a registered public offering.

            2.2   Requested Registration.

                  (a) Request for Registration. In case the Company shall receive from the Initiating Holders a written request that the Company effect any registration with respect to Registrable Securities the reasonably expected aggregate offering price of which equals or exceeds $7,500,000 including underwriting discounts and commissions, the Company will:

                        (i) within ten (10) days after its receipt thereof give written notice of the proposed registration to all other Holders; and

                        (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, preparation of a registration statement and prospectus complying as to form with the requirements of the Securities Act, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as is specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to take any action to effect such registration pursuant to this
Section 2.2(a):

                              (A)   Prior to the earlier of (i) two years after
the date hereof, or (ii) one hundred and twenty (120) days following the effective date of the Company's first registered offering to the general public of its securities for its own account (the "IPO"); or

                              (B)   In any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

                              (C)   After the Company has effected two such
registrations pursuant to this subsection 2.2(a) and such registrations have been declared or ordered effective.

Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within seventy-five (75) days after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such Holders a

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certificate signed by the President or Chief Executive Officer of the Company
stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall be entitled to delay the filing of such registration statement not more than once in any twelve month period for an additional period of up to ninety (90) days.

                  (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a)(i). The right of any Holder to registration pursuant to Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, provided, however, that the managing underwriter shall be approved by the Company, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all Holders of Registrable Securities who have elected to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders thereof in proportion as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. If any Holder of Registrable Securities disapproves of the terms of the underwriting, he may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company, employees of the Company and other holders of the Company's Common Stock may include securities for its (or their) own account in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited by the underwriter.

                  (c) Shelf Registration. Beginning the earlier of (i) 120 days following the IPO or (ii) 60 days prior to the expiration of the IPO lock-up provision (as described in Section 2.8) applicable to officers and directors of the Company, in case the Company shall receive from Holders of at least 50% of the Series 3, 4 and 5 Registrable Securities a written request that the Company effect the registration of securities described in this Section 2.2(c), the Company shall use its best efforts to cause the Series 3, 4 and 5 Registrable Securities held by each such Holder to be registered under the Securities Act so as to permit the sale thereof, and in connection therewith shall prepare and file with the Securities and Exchange Commission (the "SEC") and shall use its best efforts to cause to become effective on the earlier of 180 days following the IPO or the expiration of the IPO lock-up

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

provision (as described in Section 2.8) applicable to officers and directors, a registration statement in such form as is then available under the Securities Act covering the Series 3, 4 and 5 Registrable Securities; provided, however, that each such Holder shall provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of any such registration statement, such provision of information and materials to be a condition precedent to the obligations of the Company pursuant to this Section 2.2(c) with respect to the Series 3, 4 and 5 Registrable Securities held by such Holder. The Company shall not be required to effect more than one (1) registration under this Section 2.2(c). The offering made pursuant to such registration shall not be underwritten, unless specifically requested in writing by the holders of at least ninety percent (90%) of the Series 3, 4 and 5 Registrable Securities then outstanding.

                        (ii) Postponement of Registration. The Company shall be entitled to postpone the initial declaration of effectiveness of the registration statement prepared and filed pursuant to this Section 2.2(c) for a reasonable period of time, but not in excess of twenty (20) calendar days, if the Board of Directors of the Company, acting in good faith, determines that it would be seriously detrimental to the Company and its stockholders for such registration statement to become effective and it is therefore essential to defer the filing of such registration statement.

                        (iii) Delay of Sale. Each Holder of Series 3, 4 and 5 Registrable Securities agrees that the Company may refuse to permit such Holder to resell any Series 3, 4 and 5 Registrable Securities, pursuant to Section 2.2(c); provided, however, that in order to exercise this right, the Company must deliver a certificate in writing to such Holder to the effect that a delay in such sale is necessary because a sale pursuant to the Registration Statement in its then current form could reasonably constitute a violation of the federal securities laws. In no event shall such delay exceed twenty (20) calendar days; provided, however, that if, prior to the expiration of such twenty (20) calendar day period, the Company delivers a certificate in writing to such Holder to the effect that a further delay in such sale beyond such twenty (20) calendar day period is necessary because a sale pursuant to such Registration Statement in its then current form could constitute a violation of the federal securities laws, the Company may refuse to permit such Holder to resell any shares of Series 3, 4 and 5 Registrable Securities for an additional period not to exceed twenty (20) calendar days (an "Additional Delay"). Notwithstanding the foregoing, if the Company has exercised its right to a postponement pursuant to
Section 2.2(c)(ii) above, the Company must wait a period of one hundred ten
(110) days following the effectiveness of the registration statement filed pursuant to this Section 2.2(c), plus such additional number of days during which the Company postponed the declaration of effectiveness pursuant to Section 2.2(c)(ii) above, before exercising an Additional Delay. After suspending trading, in accordance with this Section 2(c)(iii), the Company may not suspend trading for ninety (90) calendar days following the end of such suspension period, except and only to the extent necessary to allow the Company to file any and all appropriate disclosure documents with the SEC. During any suspension as contemplated by this Section 2(c)(iii), the Company will not allow any of its officers or directors to buy or sell shares of the Company's securities.

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                        (iv)  Representations of Holders. Each Holder hereby
represents to and covenants with the Company that, while any registration statement effected pursuant to this Section 2.2(c) remains effective, such Holder will:

                              (A)   not engage in any stabilization activity in
connection with any of the Company's securities;

                              (B)   cause to be furnished to any purchaser of
the Series 3, 4 and 5 Registrable Securities and to the broker-dealer, if any, through whom Series 3, 4 and 5 Registrable Securities may be offered, a copy of the Prospectus; and

                              (C)   not bid for or purchase any securities of
the Company or any rights to acquire the Company's securities, or attempt to induce any person to purchase any of the Company's securities or any rights to acquire the Company's securities other than as permitted under the Exchange Act.

            2.3   Company Registration.

                  (a) Right to Include. If at any time or from time to time, the Company proposes to register any of its securities, for its own account or the account of any of its stockholders other than the Holders (other than a registration relating solely to employee stock option or purchase plans, or a registration relating solely to an SEC Rule 145 transaction, or a registration on any other form, other than Form S-1, S-2 or S-3, or any successor to such form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company will:

                        (i) promptly give to each Holder written notice thereof; and

                        (ii) include in such registration (and any related qualification under blue sky laws or other compliance with applicable laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder or Holders to be included in any such registration, except as set forth in subsection 2.3(b) below.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 2.3(a)(i). In such event the right of any Holder to registration pursuant to Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and the other holders distributing their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter determines that marketing factors require a limitation of the number of shares to

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be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting (i) completely, in the case of the Company's IPO, or (ii) to not less than 25% of the shares to be included in any other registration. In the event of a cutback by the underwriters of the number of Registrable Securities to be included in the registration and underwriting, the Company shall advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all of such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held, or requested to be registered, by such Holders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. The Company may not include any securities other than Registrable Securities held by Holders in a registration statement pursuant to Section 2.3 if, and to the extent that, the amount of Registrable Securities held by Holders that otherwise qualify for inclusion in such registration statement would thereby be diminished.

            2.4 Form S-3. After its IPO, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form. After the Company has qualified for the use of Form S-3, Holders of the outstanding Registrable Securities shall have the right to request an unlimited number of registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of Shares by such Holders), subject only to the following:

                  (a) The Company shall not be required to effect a registration pursuant to this Section 2.4 within 120 days of the effective date of any registration referred to in Sections 2.2 or 2.3 above (other than a registration pursuant to Section 2.2(c)).

                  (b) The Company shall not be required to effect a registration pursuant to this Section 2.4 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $500,000.

                  (c) The Company shall not be required to effect more than one registration pursuant to this Section 2.4 in any consecutive 12 month period.

      The Company shall promptly give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 2.4 and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of subsection 2.2(b) shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company for such registration statement to be

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filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall be entitled to delay the filing of such registration statement for a period of up to ninety
(90) days from the date of the request. Any registration pursuant to this
Section 2.4 shall not be counted as a registration pursuant to Section 2.2.

            2.5 Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and one counsel for the selling Holders and expenses of any special audits incidental to or required by such registration, shall be borne by the Company except as follows:

                  (a) The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request for which has been subsequently withdrawn by the Initiating Holders, in which such case, such expenses shall be borne by the Holders requesting such withdrawal; provided, however, that in lieu of paying such expenses a majority in interest of the Initiating Holders may elect to forfeit their right to request one registration pursuant to Section 2.2 (if such registration was being effected under Section 2.2); provided further, however, that if at the time of such withdrawal the Holders have learned of a material adverse change in the business, condition or prospects of the Company different from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such change, then the Holders shall not be required to pay any such expenses and shall retain their rights to such registration pursuant to Section 2.2.

                  (b) The Company shall not be required to pay for expenses of any registration proceeding pursuant to Section 2.4 after the first three such registrations pursuant to Section 2.4 have been effected by the Company and such registrations have been declared or ordered effective.

                  (c) The Company shall not be required to pay fees of legal counsel of any individual Holder, except for a single counsel acting on behalf of all selling Holders.

                  (d) The Company shall not be required to pay underwriters' fees, discounts or commissions relating to the Registrable Securities.

            2.6 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                  (a) Keep such registration, qualification or compliance pursuant to Sections 2.2, 2.3 or 2.4 effective for a period of 120 days (excluding the number of days the registration statement is withdrawn, suspended or otherwise delayed) or until the Holder or Holders have completed the distribution described in the registration statement relating thereto,

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whichever first occurs; provided, that with respect to a registration statement filed pursuant to Section 2.2(c), the Company shall keep such registration statement open through the earlier of (a) the completion of the distribution of securities thereunder, (b) the date agreed to by the consent of the Holders of at least 50% of the unsold Series 3, 4 and 5 Registrable Securities registered under such registration statement; provided, however, that until such time as the Sprout Group no longer holds any shares of the Company's Series 3 Preferred Stock, such consent must include the consent of a majority-in-interest of the Sprout Group, (c) such time as the Holders can sell all of their Series 3, 4 and 5 Registrable Securities without registration pursuant to Rule 144 within a three (3) month period, or (d) such other date on which registration rights would terminate as may be set forth in Section 2.12 below. For purposes of this Agreement "Sprout Group" shall mean any of Sprout Capital VII, L.P., Sprout CEO Fund, L.P., Sprout Growth II, L.P., DLJ Capital Corp., or DLJ First ESC L.L.C. or any affiliates of such entities to whom Registrable Securities have been transferred.

                  (b) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

                  (c) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (d) Use its best efforts to register and qualify the Registrable Securities covered by such registration statement under such other securities or Blue Sky laws of such United States jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                  (e) Cause all such Registrable Securities registered under this Section 2 to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                  (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, and each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

                  (g) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

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

                  (h) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with such registration, if such Registrable Securities are being sold through underwriters or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

            2.7   Indemnification.

                  (a) The Company will indemnify and hold harmless each Holder of Registrable Securities, each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company relating to action or inaction required of the Company in connection with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation promulgated under the Securities Act, Exchange Act or any state securities law applicable to the Company and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by such Holder or underwriter specifically for use therein, and provided further that the agreement of the Company to indemnify any underwriter and any person who controls such underwriter contained herein with respect to any such preliminary prospectus shall not inure to the benefit of any underwriter, from whom the person asserting any such claim, loss, damage, liability or action purchased the stock which is the subject thereof, if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented).

                  (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically for use therein, and provided further that the agreement of the Holder to indemnify any underwriter and any person who controls such underwriter (or to indemnify the Company and each person who controls the Company if the Company is selling directly and not through an underwriter) contained herein with respect to any such preliminary prospectus shall not inure to the benefit of any underwriter, from whom the person asserting any such claim, loss, damage, liability or action purchased the stock which is the subject thereof (or the Company if such stock was purchased directly from the Company), if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented). Notwithstanding the foregoing, in no event shall the indemnification provided by any Holder hereunder exceed the net proceeds received by such Holder for the sale of such Holder's Registrable Securities pursuant to such registration.

                  (c)   Each party entitled to indemnification under this
Section 2.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. The Indemnified Party shall promptly permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably be withheld). The Indemnified Party may participate in such defense and hire counsel at such party's own expense; provided, however, that the Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the Indemnifying Party if the Indemnifying Party refuses to assume the defense thereof or if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that such failure is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall be entitled to indemnification hereunder if such Indemnified Party consents to entry of any judgment or enters into any settlement without the consent of the Indemnifying Party. Any Indemnified Party shall cooperate with the Indemnifying Party in the defense of any claim or litigation brought against such Indemnified Party.

            2.8 Lock-Up provision. Upon receipt of a written request by the Company or by its underwriters, the Holders shall not sell, sell short, grant an option to buy, or otherwise dispose of shares of the Company's Common Stock or other securities (except for any such shares included in the registration) for a period of up to one hundred and eighty (180) days following the effective date of a conversion of all shares of the Company's Preferred Stock into shares of the Company's Common Stock (an "AUTOMATIC CONVERSION") pursuant to Section 4(b) of Article IV of the Company's Amended and Restated Certificate of Incorporation, as amended from time to time (the "RESTATED CERTIFICATE"), in connection with an IPO; provided, however, that such Holder shall have no obligation to enter into the agreement described in this Section 2.8 unless all executive officers and directors enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such lock-up period.

            2.9 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

            2.10  Rule 144A and Rule 144 Reporting.

                  (a) If the Company receives a request for the information required in Rule 144A(d)(4) from Initiating Holders on or after two years after the date hereof, then the Company shall, within 30 days after the date of such request, provide such information to such Initiating Holders and any person or persons designated by an Initiating Holder as a prospective buyer in a transaction pursuant to Rule 144A. The Company's obligations pursuant to this
Section 2.10(a) shall extend to any permitted transferee of Registrable Securities under Section 5.

                  (b) With a view to making available to Holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, at all times after the effective date of the IPO the Company agrees to:

                        (i) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 under the Securities Act;

                        (ii) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                        (iii) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon such Holder's request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

            2.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.2, 2.3 or 2.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 2.2(a)(ii)(A) or within 120 days of the effective date of any registration effected pursuant to Section 2.2 hereof.

            2.12 Termination. The rights of a Holder under this Agreement (other than rights under Section 2.7) shall terminate on the earlier to occur of
(a) the fifth anniversary of the effective date of an Automatic Conversion pursuant to Section 4(b) of Article IV of the Restated Certificate in connection with an IPO, or (b) the date on which a Holder can sell all of its Registrable Securities without registration pursuant to Rule 144 within a three (3) month period, unless at the time the Holder's Registrable Securities represent more than one percent (1%) of the outstanding capital stock of the Company.

      3.    Covenants of the Company.

            3.1 Financial Information. So long as a Stockholder continues to hold at least 125,000 shares of Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred

Stock, Series 4 Preferred Stock or Series 5 Preferred Stock, including shares of Preferred Stock issued or issuable upon exercise of warrants for any such series of Preferred Stock ("Warrant Shares") or shares of Common Stock issued upon conversion of such Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock or Series 5 Preferred Stock (collectively, the "Securities"), the Company will furnish the following information to such Stockholder:

                  (a) Annual Financials. As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, the Company will provide the Stockholder with consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated income statements and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles, all in reasonable detail, certified by independent public auditors of recognized national standing selected by the Company and accompanied by a copy of such auditors' letter to management.

                  (b) Quarterly Financials. As soon as practicable after the end of each fiscal quarter (except the last quarter of the fiscal year), and in any event within 45 days thereafter, the Company will provide the Stockholders with consolidated balance sheets and income statements of the Company and its subsidiaries, if any, as of the end of such quarter, prepared in accordance with generally accepted accounting principles (except for required footnotes and for minor year end adjustments).

                  (c) Budget. As soon as practicable after its adoption or approval by the Company's Board of Directors, but not later than the commencement of such fiscal year, the Company will provide the Stockholders with a consolidated annual plan for each fiscal year which shall include monthly capital and operating expense budgets, cash flow statements, projected balance sheets and profit and loss projections for each such month and for the end of the year, itemized in such detail as the Board of Directors may reasonably determine.

                  (d) Termination of Covenant. The Company's obligation to deliver the information required under this Section 3.1 shall terminate upon the date on which the Company is required to file a report with the SEC pursuant to
Section 13(a) or 15(d) of the Exchange Act by reason of (i) the Company's having registered any of its securities pursuant to Section 12 of the Exchange Act or
(ii) a registration statement filed by the Company under the Securities Act having become effective.

            3.2 Confidentiality of Information. All information obtained by a Stockholder pursuant to Section 3.1 shall be deemed proprietary and confidential to the Company and will not be disclosed by a Stockholder to any person or entity without the prior written consent of the Company; provided, however, that such consent shall not be unreasonably withheld; provided, further, that no such written consent shall be required (and Stockholder shall be free to release such information) if such information is to be provided to Stockholder's counsel or accountant, or to an officer, director, general partner, limited partner, manager, member, shareholder, investment counselor or advisor, or employee of a Stockholder with a need to know such information; provided that any such counsel, accountant, officer, director, general partner, limited partner, manager, member, shareholder, investment counselor or advisor, or employee shall be bound by the provisions of this Section 4.9. This restriction shall not apply to information which becomes known to the public without fault of the recipient or which is disclosed pursuant to a governmental regulation or order, provided that prior to disclosure the disclosing party notifies the Company of such proposed disclosure in order to permit the Company to seek confidential treatment of such information.

            3.3 Additional Issuances of Indebtedness. The Company shall not, without the prior express approval of the Board of Directors of the Company, incur, in any one transaction or series of related transactions, any indebtedness for money borrowed outside the ordinary course of business in excess of $1,000,000 (it being understood and agreed that credit incurred in the ordinary course of business and equipment financings do not constitute indebtedness for money borrowed). This covenant shall terminate on the earlier of (A) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of Common Stock for the account of the Company to the public at an aggregate offering price of not less than $15,000,000 and at a public offering price per share (prior to underwriter commissions and expenses) that is not less than $6.95 (as adjusted for stock splits, stock combinations and the like), or (B) two years after the date hereof.

      4.    Right to Maintain.

            4.1 "New Securities". For purposes of this Section 4, the term "New Securities" shall mean shares of Common Stock, Preferred Stock or any other class of capital stock of the Company, whether or not now authorized, securities of any type that are convertible into shares of such capital stock, and options, warrants or rights to acquire shares of such capital stock. Notwithstanding the foregoing, the term "New Securities" will not include (a) securities issuable upon conversion of the Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock or Series 5 Preferred Stock;
(b) securities offered pursuant to the Corporation's initial firm commitment underwritten offering of Common Stock to the general public at a per share offering price of at least $6.95 (before deduction of underwriter discounts, commissions and offering expenses) with an aggregate offering price to the public of not less than $15,000,000; (c) securities issued in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock, or otherwise, whereby the Company owns not less than a majority of the voting power of the surviving corporation;
(d) shares of Common Stock (or related options) issued or issuable at any time to officers, directors, employees or consultants of the Company for compensatory purposes, pursuant to any stock grant, stock option plan or stock purchase plan or other stock incentive agreement or arrangement approved by the vote or written consent of not less than sixty-six and two-thirds percent (66 2/3%) of the directors then in office up to an aggregate of 2,268,177 shares (which number shall increase in accordance with, but only to the extent of any automatic adjustment feature contained in any such approved plan, agreement or arrangement as of September 19, 2001, including options outstanding on the date hereof); (e) securities issued in connection with equipment leasing arrangement or debt financing from a bank or similar financial institution which is expressly approved by the Board of Directors of the Company up to an aggregate of 400,000 shares; (f) securities issued upon exercise or conversion of options, warrants or other convertible securities outstanding on the date hereof; (g) shares of Series 5 Preferred Stock issued pursuant to the Series 5 Agreement; (h) securities issued upon written consent of the holders of sixty-six and two-thirds percent (66 2/3%) of the Series 1 Preferred Stock and Series 2 Preferred Stock, voting or consenting together as a single class on an as-if-converted basis, the holders of sixty-six two-thirds percent (66 2/3%) of the Series 3 Preferred Stock, voting or consenting as a single class on an as-if-converted basis, the holders of sixty-six and two-thirds percent (66 2/3%) of the Series 4 Preferred Stock, voting or consenting as a single class on an as-if-converted basis, and the holders of sixty-six and two-thirds percent (66 2/3%) of the Series 5 Preferred Stock, voting or consenting as a single class on an as-if-converted basis; (i) securities issued in connection with a strategic partnering, real estate, customer or vendor transaction (provided the primary purpose is not the raising of equity capital) which is expressly approved by the Board of Directors of the Company up to an aggregate of 400,000 shares; (j) securities issued as a dividend or distribution on Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock or Series 5 Preferred Stock; and (k) securities issued in connection with any transaction for which adjustment is made pursuant to Section 4(d)(iv) ("Adjustment of Conversion Price Upon Issuance of Additional Shares of Common"), Section 4(d)(vi) ("Adjustments for Subdivision, Combination or Consolidation of Common Stock"), Section 4(d)(vii) ("Adjustment for Other Distributions") or Section 4(d)(viii) ("Adjustments for Reclassification, Exchange, and Substitution") of Article IV of the Restated Certificate.

            4.2   Grant of Rights. Subject to the terms specified in this
Section 4, so long as a Stockholder holds not less than 125,000 shares of Securities, the Company hereby grants to the Stockholders the right of first refusal to purchase a portion of any issue of New Securities which the Company hereafter may from time to time propose to issue and sell as shall maintain the Stockholders' pro rata percentage ownership of the Company's capital stock. The "pro rata" percentage ownership of a Stockholder is calculated by dividing (i) the number of shares of Common Stock held by the Stockholder plus the total number of shares of Common Stock issuable upon the conversion of all Preferred Stock then held by the Stockholder (but excluding any Warrant Shares prior to the exercise of such warrants) by (ii) the total number of shares of Common Stock then outstanding, including shares issuable upon conversion of any Preferred Stock (but excluding any Warrant Shares prior to the exercise of such warrants).

            4.3   Procedure.

                  (a) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Stockholders written notice of its intention, describing the type of New Securities, the price and material terms upon which the Company proposes to issue the same. A Stockholder shall have 20 calendar days from the date of receipt of any such notice to agree to purchase up to its pro rata share of such New Securities for the price and upon the terms specified in the Company's notice by giving written notice to the Company to such effect and stating therein the quantity of New Securities to be purchased.

                  (b) The Company shall promptly, in writing, inform each Stockholder electing to purchase its full pro rata share of such New Securities (a "Fully-Exercising Stockholder") of any other Stockholder's failure to do likewise. During the 15 calendar day period commencing after receipt of such information, each Fully-Exercising Stockholder shall be entitled to purchase that portion of the New Securities for which Stockholders were entitled to subscribe but which were not subscribed for by the Stockholders which is equal to multiplying the total number of unsubscribed New Securities by a fraction, the numerator of which is the number of shares of Common Stock held by such Fully-Exercising Stockholder plus the total number of shares of Common Stock issuable upon the conversion of all Preferred Stock then held by such Fully-Exercising Stockholder (but excluding any Warrant Shares prior to the exercise of such warrants), and the denominator of which is the total number of shares of Common Stock owned by all Fully-Exercising Stockholders, including shares issuable upon conversion of any Preferred Stock held by Fully-Exercising Stockholders (but excluding any Warrant Shares prior to the exercise of such warrants).

                  (c) If less than all of the New Securities are subscribed for after the expiration of the 20 calendar day period referred to in Section 4.3(a), and (so long as there is at least one Fully Exercising Stockholder) after the expiration of the additional 15 calendar day period referred to in
Section 4.3(b), the Company shall have 90 days thereafter to sell or enter into an agreement to sell any New Securities not purchased by Stockholders exercising their rights at a price and upon terms no more favorable to the purchaser than the terms specified in the Company's notice to the Stockholders, after which 90 day period the Company shall not thereafter sell such New Securities without first offering a portion to the Stockholders in accordance with this Section 4.

            4.4 Termination of Rights. The rights granted under this Section 4 shall expire (a) as to all Stockholders, upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company to the public at an aggregate offering price of not less than $15,000,000 and at a public offering price per share (prior to underwriter commissions and expenses) that is not less than $6.95 (as adjusted for stock splits, stock combinations and the like), and (b) as to any Stockholder if such Stockholder fails to exercise its right to purchase its pro rata share of the New Securities as provided in this Section 4, and such failure was not at the written request of the Company; provided, however, that if a Stockholder is prohibited from so purchasing its pro rata share of New Securities by reason of the Investment Company Act of 1940, or the regulations promulgated thereunder, such Stockholder's rights under this Section 4 shall not expire by reason of clause (b).

      5. Assignment of Rights. The right to cause the Company to register Registrable Securities pursuant to Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of at least 125,000 shares of such securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) or other registered investment companies with a common investment advisor shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 2 or in receiving any information under Section 3.

      6.    Miscellaneous.

            6.1 Amendment or Waiver. Any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and Stockholders holding at least a majority of the outstanding Registrable Securities provided, however, there shall be no amendment of Section 2.2(c) or Section 2.6(a) without (a) the consent of the holders of at least a majority of the Series 3, 4 and 5 Registrable Securities and (b) until such time as the Sprout Group no longer holds any shares of the Company's Series 3 Preferred Stock, the consent of the Sprout Group. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto and their successors and assigns, even if such Stockholder did not consent in writing to such amendment or waiver.

            6.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

            6.3 Entire Agreement. This Agreement and the other documents delivered pursuant hereto, including certain side letters entered into by and among the Company and certain Purchasers dated as of September 29, 2000 or of even date herewith, together constitute the full and entire understanding and agreement between the parties with respect to the subject hereof and they supersede, merge, and render void any and all prior understandings and/or agreements, written or oral, with respect to such subject matter.

            6.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by a nationally recognized overnight courier, or on the first business day after transmission if sent by confirmed facsimile transmission, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed to the Holders at their addresses shown on the records of the Company or, to the Company, at its principal executive office, or at such other address as the Company or any Holder shall hereafter furnish in writing.

            6.5 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

            6.7 Aggregation of Stock. All shares of the Company's Common Stock, including Common Stock issued or issuable upon conversion of the Company's Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock and/or Series 5 Preferred Stock, held or acquired by "affiliated" entities (as such term is defined in Rule 405 of the Securities Act) shall be aggregated for the purpose of determining the availability of any rights under this Agreement; provided that such affiliated entities shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 2 or in receiving any information under Section 3.

                            [Signature Pages Follow]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:                               ADEZA BIOMEDICAL CORPORATION
                                       a Delaware corporation

                                       By: /s/ Emory V. Anderson
                                           -------------------------------------
                                           Emory V. Anderson

                                       Address:   1240 Elko Drive
                                                  Sunnyvale, CA 94089

INVESTORS:
                                       _________________________________________
                                       [Print Full Name of Entity or Individual]

                                       By:     _________________________________
                                               [Signature]

                                       Name:   _________________________________
                                               [If signing on behalf of entity]

                                       Title:  _________________________________
                                               [If signing on behalf of entity]

                                       Address: ________________________________

                                                ________________________________

       SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:                            SPROUT GROUP (Venture Capital Affiliate of
                                      Donaldson, Lufkin & Jennette)
                                      SPROUT CAPITAL VII, L.P.

                                      By: /s/ Sprout Group
                                          --------------------------------------

                                      Title:____________________________________

SPROUT CEO FUND, L.P.                 SPROUT GROWTH II, L.P.

By: /s/ Sprout CEO Fund, L.P.         By: /s/ Sprout Growth II, L.P.
    -------------------------------       --------------------------------------

Title:_____________________________   Title:____________________________________

DLJ CAPITAL CORP.                     DLJ FIRST ESC L.L.C.

By: /s/ DLJ Capital Corp.             By: /s/ DLJ First ESC L.L.C.
    -------------------------------       --------------------------------------

Title:_____________________________   Title:____________________________________


PSI Affiliated Funds:


ROMAN ARCH FUND, L.P.

By: /s/ Roman Arch Fund, L.P.
    -------------------------------

Title:_____________________________


PRUDENTIAL-BACHE CAPITAL PARTNERS II, L.P.

By: /s/ Prudential-Bache Capital Partners II, L.P.
    ----------------------------------------------

Title:____________________________________________

       SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:                    AENEAS VENTURE CORPORATION

                              By: /s/ Aeneas Venture Corporation
                                  ------------------------------------------

                              Title:___________________________________

                              ASPEN VENTURE PARTNERS, L.P.

                              By: /s/ Aspen Venture Partners, L.P.
                                  ------------------------------------------

                              Title:___________________________________

                              ASSET MANAGEMENT ASSOCIATES 1984, L.P.

                              By: /s/ Asset Management Associates 1984, L.P.
                                  ------------------------------------------

                              Title:___________________________________

                              ASSET MANAGEMENT ASSOCIATES 1989, L.P.

                              By: /s/ Asset Management Associates 1989, L.P.
                                  ------------------------------------------

                              Title:___________________________________

       SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:                       LANDMARK SECONDARY PARTNERS IX, L.P.

                                 By: /s/ Landmark Secondary Partners IX, L.P.
                                     ----------------------------------------

                                 Title:___________________________________

                                 CHARTER VENTURES II, L.P.

                                 By: /s/ Charter Ventures II, L.P.
                                     ----------------------------------------

                                 Title:___________________________________

                                 PANTHEON SECONDARY INTERESTS CELL

                                 By: /s/ Pantheon Secondary Interests Cell
                                     ----------------------------------------

                                 Title:___________________________________

                                 STF II, L.P.

                                 By: /s/ STF II, L.P.
                                     ----------------------------------------

                                 Title:___________________________________

       SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:                      ENTERPRISE PARTNERS V, L.P.

                                By: /s/ Enterprise Partners V, L.P.
                                    ------------------------------------------

                                Title:___________________________________

                                ALLIANCE TECHNOLOGY VENTURES III, L.P.

                                By: /s/ Alliance Technology Ventures III, L.P.
                                    ------------------------------------------

                                Title:___________________________________

                                K.B. (C.I.) NOMINEES, LTD.

                                By: /s/ K.B. (C.I.) Nominees, Ltd.
                                    ------------------------------------------

                               Title:___________________________________

       SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT